EXHIBIT 99.1
THIRD AMENDMENT
TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (“Third Amendment”), dated as of April 10, 2006, is made and entered into by and between MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), and UNION BANK OF CALIFORNIA, N.A., a national banking association (“Bank”).
RECITALS:
     A. Borrower and Bank are parties to that certain Credit Agreement dated as of May 28, 2004, as amended by that certain First Amendment dated as of November 8, 2005 and that certain Second Amendment dated as of April 5, 2006 (as so amended, the “Agreement”), pursuant to which Bank agreed to make (i) a Revolving Credit Commitment available to Borrower in the aggregate outstanding principal amount not to exceed Fifteen Million Dollars ($15,000,000) and (ii) a Letter of Credit Sublimit of the Revolving Credit Commitment available to Borrower in the amount of Seven Million Dollars ($7,000,000), all as more specifically provided for in the Agreement.
     B. Borrower and Bank desire to (i) extend the Revolving Credit Commitment Termination Date from October 2, 2006 to October 1, 2008, (ii) increase the Revolving Credit Commitment from Fifteen Million Dollars ($15,000,000) to Twenty-Five Million Dollars ($25,000,000), (iii) modify the applicable interest rate with respect to each Revolving Loan in certain respects, (iv) modify the provision with respect to the payment of a fee on the unutilized amount of the Revolving Credit Commitment, as provided for in Section 2.7(b) of the Agreement, and (v) amend the Agreement in certain other respects, subject, however, to the terms and conditions of this Third Amendment.
AGREEMENT:
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:
1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.
2. Amendments to the Agreement.
     (a) The definition of “Business Day” appearing in Section 1 of the Agreement is hereby amended to read in full as follows:
          “‘Business Day’ shall mean a day on which Bank is open for the funding of corporate loans, and, with respect to the rate of interest based on the LIBOR Rate (as such term is defined in the Revolving Note), on which dealings in U.S. Dollar deposits outside of the United States may be carried on by Bank.”
     (b) The definition of “Revolving Credit Commitment Termination Date” appearing in Section 1 of the Agreement is hereby amended to read in full as follows:
          “‘Revolving Credit Commitment Termination Date’ shall mean October 1, 2008.”
     (c) Section 1 of the Agreement is hereby further amended by adding the definition of “Leverage Ratio” thereto in the appropriate alphabetical order, which definition shall read in full as follows:
          “‘Leverage Ratio’ shall mean, as of the last day of any fiscal quarter, calculated for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Indebtedness as of the last day of such fiscal quarter minus (i) any direct or contingent obligations of Borrower and its Subsidiaries under the Letters of Credit and (ii) the New POS Product Credit Amount to (b) EBITDA for the four (4) consecutive fiscal quarters ending on such date.”
     (d) The definition of “Fixed Charge Coverage Ratio” appearing in Section 1 of the Agreement is hereby amended to read in full as follows:
          “‘Fixed Charge Coverage Ratio’ shall mean, as of the last day of any fiscal quarter, calculated for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) (i) EBITDA for the four (4) consecutive fiscal quarters ending on such date, minus (ii) non-financed Capital Expenditures during the four (4) consecutive fiscal quarters ending on such date, minus (iii) the provision for federal and state income tax expense as shown on the consolidated statements of income of Borrower and its Subsidiaries during the four (4) consecutive fiscal quarters ending on such date, to (b) Debt Service for the four (4) consecutive fiscal quarters ending on such date. For clarity, the amount of non-financed Capital Expenditures during any fiscal quarter may be less than Zero Dollars ($0). For the purpose of determining compliance by Borrower with Section 6.7 of this Agreement as of the last day of any fiscal quarter, the amount of non-financed Capital Expenditures during each of the fiscal quarters ended June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006, if applicable to such determination, shall be deemed to be Zero Dollars ($0).”
     (e) Section 2.1 of the Agreement is hereby amended by substituting the amount “Twenty-Five Million Dollars ($25,000,000)” for the amount “Fifteen Million Dollars ($15,000,000)” appearing in the seventh and eighth lines thereof.
     (f) Section 2.7(b) of the Agreement is hereby amended to read in full as follows:
          “(b) On the last Business Day of each fiscal quarter of each fiscal year of Borrower and its Subsidiaries, commencing June 30, 2006, and on the Revolving Credit Commitment Termination Date, Borrower shall pay to Bank a fee in respect of the

Revolving Credit Commitment equal to (i) three-eighths of one percent (3/8 of 1%) per annum of the average daily unutilized amount of the Revolving Credit Commitment during such fiscal quarter, in the event that the Leverage Ratio as of the last day of the immediately preceding fiscal quarter was greater than or equal to 1.50 to 1.00 and (ii) one-quarter of one percent (1/4 of 1%) per annum of the average daily unutilized amount of the Revolving Credit Commitment during such fiscal quarter, in the event that the Leverage Ratio as of the last day of the immediately preceding fiscal quarter was less than 1.50 to 1.00.”
     (g) Section 6.4(a) of the Agreement is hereby amended to read in full as follows:
          “(a) [Intentionally Deleted];”
     (h) Section 6.7 of the Agreement is hereby amended to read in full as follows:
          “6.7 Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00 as of the last day of each fiscal quarter.”
     (i) Section 6 of the Agreement is hereby amended by adding a new Section 6.19 thereto, which shall read in full as follows:
          “6.19 Leverage Ratio. Borrower and its Subsidiaries shall maintain a Leverage Ratio (a) as of the last day of each fiscal quarter ending during the period from the effective date of the Third Amendment to this Agreement through and including December 30, 2006 of not greater than 2.25 to 1.00 and (b) as of the last day of each fiscal quarter ending from and after December 31, 2006 of not greater than 2.00 to 1.00. For the purpose of determining Borrower’s compliance with this Section 6.19 as of the last day of any fiscal quarter, the actual EBITDA of Borrower and its Subsidiaries achieved for the fiscal quarter ended June 30, 2005 shall be increased by Four Million Eight Hundred Nineteen Thousand Dollars ($4,819,000), which amount represents certain one-time fees and expenses incurred by Borrower during the fiscal quarter ended June 30, 2005.”
3. Effectiveness of this Third Amendment. This Third Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:
     (a) A counterpart of this Third Amendment, duly executed by Borrower;
     (b) A fee in connection with the increase of the Revolving Credit Commitment as provided for herein and the extension of the Revolving Credit Commitment Termination Date as provided for herein, which fee shall be non-refundable and payable in three (3) installments of Forty-One Thousand Six Hundred Sixty-Six Dollars ($41,666) each, with the first installment due on or before the effective date of this Third Amendment, the second installment due on or before February 1, 2007 and the third installment due on or before February 1, 2008. In addition, in the event that the Revolving Credit

Commitment is cancelled or refinanced prior to the payment of all of the aforementioned installments, the remaining unpaid installments shall be due and payable at the time of such cancellation or refinancing;
     (c) A replacement Revolving Note in the principal amount of Twenty-Five Million Dollars ($25,000,000), duly executed by Borrower; and
     (d) An Authorization to Disburse, on Bank’s standard form, duly executed by Borrower, authorizing Bank to disburse the proceeds of the Revolving Loans made under the replacement Revolving Note as provided for in the Agreement, as amended hereby;
     (e) A fee in connection with the preparation of this Third Amendment and the replacement Revolving Note, in the sum of One Thousand Two Hundred Dollars ($1,200), which fee shall be non-refundable; and
     (f) Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this Third Amendment.
4. Ratification.
     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this Third Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Third Amendment, and each reference in the Agreement to the “Revolving Note” or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving Note issued by Borrower to Bank pursuant to this Third Amendment.
5. Representations and Warranties. Borrower represents and warrants as follows:
     (a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this Third Amendment and the execution and delivery of the replacement Revolving Note are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;
     (c) This Third Amendment is, and the replacement Revolving Note when executed and delivered for value received will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and

     (d) No event has occurred and is continuing or would result from this Third Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
6. Governing Law. This Third Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.
7. Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     WITNESS the due execution hereof as of the date first above written.

“Borrower” MOTORCAR PARTS OF AMERICA, INC.
By:	/s/ Selwyn H. Joffe
Selwyn H. Joffe
Chairman, President and Chief Executive Officer

“Bank” UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Philip M. Roesner
Philip M. Roesner
Vice President